UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

HyreCar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-248087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South Grand Avenue, Suite 1650 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

Effective October 24, 2018, the Board of Directors of HyreCar Inc. (the “Company”) appointed Mr. Henry Park as Chief Operating Officer of the Company.

In connection with Mr. Park’s appointment as Chief Operating Officer, the Company has entered into an Employment Agreement with Mr. Park (the “Park Employment Agreement”), pursuant to which he will receive a base salary at the annual rate of $175,000, payable in accordance with the Company’s standard payroll schedule, and stock options to purchase up to 140,000 shares of common stock under the Company’s 2018 Equity Incentive Plan, which vests as follows: 25% of the options shall vest on the first anniversary of the Vesting Commencement Date (as defined in the Park Employment Agreement); and (ii) the remaining 75% of the options shall vest and become exercisable in 12 successive equal quarterly installments.

The foregoing descriptions of the Park Employment Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On October 29, 2018, the Company issued a press release announcing the appointment of Mr. Park as Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Set forth below is the biographical information of Mr. Park, as required by Item 401 of Regulation S-K.

Henry Park, age 47, has over 15 years of national and local sales and marketing experience in enterprise sales and digital marketing. Prior to joining HyreCar, from February 2016 to October 2018, Mr. Park was Chief Operating Officer and Head of Marketing at SearchForce, a paid search and social media bid management platform for digital marketers, where he oversaw the development and integration of successful marketing plans and media strategies. From February 2008 to February 2016, Mr. Park served as the Executive Director of Traffic Acquisition at YP.com, where he established strategies for lead acquisition for thousands of local advertisers.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Henry Park

99.1	Press release issued by HyreCar Inc. on October 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Date: October 30, 2018	By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer

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